UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 21, 2017

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 (§230.405 of this chapter) of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01.      Entry into a Material Definitive Agreement

Amendment to Restructuring Support Agreement

As previously disclosed, on May 15, 2017, GulfMark Offshore, Inc. (“GulfMark” or the “Company”) entered into a restructuring support agreement (the “RSA”) with holders (the “Noteholders”) of approximately 50% of the aggregate outstanding principal amount of GulfMark’s unsecured 6.375% senior notes due 2022, to support a restructuring on the terms of a plan of reorganization as described therein. The terms of the RSA are described further in GulfMark’s Quarterly Report on Form 10-Q filed on August 9, 2017 in Part I, Item 2 under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Restructuring Support Agreement.”

The Company filed for voluntary relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court in the District of Delaware on May 17, 2017 in accordance with the RSA (the “Chapter 11 Case”). On September 21, 2017, the Company entered into the first amendment to the RSA (the “RSA Amendment”) to, among other things, extend the milestone dates relating to the confirmation and effective date of the Company’s Chapter 11 plan (the “Plan”), which dates are now October 10, 2017 and October 31, 2017, respectively.

A copy of the RSA Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the RSA Amendment is qualified in its entirety by the full text of such exhibit.

Amendment to Backstop Commitment Agreement

As previously disclosed, on May 15, 2017, GulfMark also entered into a backstop commitment agreement (the “Backstop Commitment Agreement”) pursuant to which certain of the Noteholders agreed to backstop the $125 million rights offering contemplated in the RSA. The terms of the Backstop Commitment Agreement are described further in GulfMark’s Quarterly Report on Form 10-Q filed on August 9, 2017 in Part I, Item 2 under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Backstop Commitment Agreement.”

On September 21, 2017, the Company entered into the first amendment to the Backstop Commitment Agreement (the “BCA Amendment”) to, among other things, extend the milestone dates relating to the confirmation and effective date of the Plan, which dates are now October 10, 2017 and October 31, 2017, respectively.

A copy of the BCA Amendment is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The above description of the BCA Amendment is qualified in its entirety by the full text of such exhibit.

Maturity Extension and Amendment to Intercompany DIP Agreement

As previously reported, on May 18, 2017, the Company entered into a senior secured super-priority debtor-in-possession credit agreement (the “Intercompany DIP Agreement”), among the Company, GulfMark Rederi AS (“Rederi”) as Lender and DNB Bank ASA (“DNB”) as Issuing Bank thereunder, pursuant to which Rederi made available to the Company senior secured super-priority term loans of up to $35 million to allow the Company to continue to operate its business and manage its properties as a debtor and a debtor-in-possession during the Chapter 11 Case.

On July 27, 2017, Rederi exercised its option to request an extension of the Maturity Date (as defined in the NOK Second Amended and Restated Multi-Currency Credit Facility Agreement among Rederi, DNB and the financial institutions party thereto) to be effective upon the satisfaction of certain conditions, which conditions have been met, and consequently the Maturity Date (as defined in the Intercompany DIP Agreement) was extended from August 18, 2017 to November 18, 2017.

On September 21, 2017, the Company entered into the first amendment to the Intercompany DIP Agreement (the “Intercompany DIP Amendment”) to extend the milestone dates relating to the confirmation and effective date of the Plan, which dates are now October 10, 2017 and October 31, 2017, respectively, and to add a milestone of September 27, 2017 relating to the Company’s exit financing (the “Exit Financing”).

A copy of the Intercompany DIP Amendment is filed as Exhibit 10.3 hereto and incorporated herein by reference. The above description of the Intercompany DIP Amendment is qualified in its entirety by the full text of such exhibit.

RBS Support Agreement Extension

As previously reported, on June 26, 2017, GulfMark Americas, Inc. (“Americas”) and GulfMark Management, Inc. (“Management”), each a subsidiary of the Company, entered into a forbearance agreement (the “RBS Forbearance Agreement”) with The Royal Bank of Scotland plc, as agent for the lenders (the “Agent”), relating to that certain Multicurrency Facility Agreement dated as of September 26, 2014 (as amended, supplemented and/or restated from time to time, the “RBS Facility Agreement”). Pursuant to the RBS Forbearance Agreement, the Agent agreed to waive the defaults and events of default specified in the RBS Forbearance Agreement and to forbear from exercising any rights or remedies under the RBS Facility Agreement as a result of any such defaults and events of default specified in the RBS Forbearance Agreement until the earlier of (x) the occurrence of any of the early termination events specified in the RBS Forbearance Agreement, (y) the effectiveness of the Company’s proposed plan of reorganization filed with the U.S. Bankruptcy Court for the District of Delaware on June 26, 2017 (including all exhibits and schedules thereto, and as amended, modified or supplemented solely in accordance with the RBS Forbearance Agreement) and (z) September 4, 2017. In addition, the Agent agreed in the RBS Forbearance Agreement that during such period the provision in the RBS Facility Agreement that would result in an automatic acceleration of the outstanding obligations, termination of the lending commitments and a requirement to cash-collateralize letters of credit as specified in the RBS Forbearance Agreement shall not apply. On September 21, 2017, Americas and Management entered into an extension agreement (the “RBS Extension Agreement”) with the Agent that extends (i) the forbearance period until the earlier of (x) September 27, 2017, which may be extended by Americas to October 31, 2017 if certain milestones with respect to a commitment letter for the Exit Financing have been achieved by September 27, 2017 and (y) the occurrence of any of the specified early termination events and (ii) certain early termination events to be consistent with the RSA Amendment and the BCA Amendment and certain milestones dates relating to the Exit Financing.

A copy of the RBS Extension Agreement is filed as Exhibit 10.4 hereto and is incorporated herein by reference. The above description of the RBS Extension Agreement is qualified in its entirety by the full text of such exhibit.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit number	Description

10.1	Amendment to Restructuring Support Agreement dated September 21, 2017 among GulfMark and certain holders of GulfMark’s 6.375% senior notes party thereto

10.2	Amendment to Backstop Commitment Agreement dated September 21, 2017 among GulfMark and certain holders of GulfMark’s 6.375% senior notes party thereto

10.3	Intercompany DIP Amendment, dated September 21, 2017 among GulfMark, Rederi and DNB

10.4	Amendment to RBS Forbearance Agreement, dated September 21, 2017 among Americas, Management and the Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GulfMark has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2017	GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer